UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 13, 2014

Date of Report (date of earliest event reported)

WORKDAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014, Aneel Bhusri was appointed the sole Chief Executive Officer of Workday, Inc. (“Workday”), David A. Duffield was appointed the Chairman of the Board, and George J. Still, Jr. was appointed the Vice Chairman of the Board. Prior to May 13, 2014, Mr. Duffield and Mr. Bhusri served as co-Chief Executive Officers and Mr. Bhusri served as Chairman of the Board. Mr. Bhusri will remain a director of the Board, Mr. Duffield will remain an executive officer, and Mr. Still will remain Lead Independent Director of the Board. The changes reflect an evolution in the roles that Mr. Duffield and Mr. Bhusri fulfill. Both executives will continue to provide executive leadership to Workday employees and meet with prospects, customers and other key constituencies. Mr. Bhusri focuses on strategy, products, operating results and company-wide execution of our business plans. Mr. Duffield focuses on our Education and Government business, the development and launch of our Student Initiative, and on maintaining and enhancing Workday’s culture and values.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in fiscal Year

On May 13, 2014, the Board of Directors of Workday adopted an amendment (the “Amendment”) to the Bylaws of Workday. The Amendment became effective immediately upon its adoption. The Amendment:

•	amended Section 1.2 of the Bylaws “Special Meetings” to clarify that special meetings of stockholders may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the Lead Independent Director, the President, or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors of the Board of Directors;

•	amended Section 1.6 of the Bylaws “Organization” to clarify that meetings of stockholders may be presided over by such person as the Board may designate, or by the Chairman of the Board of Directors, the Chief Executive Officer, the Lead Independent Director, the President, or such person as is chosen by a majority of stockholders;

•	amended Section 2.1 of the Bylaws “Number; Qualifications” to delete the statement that directors need not be stockholders of Workday;

•	added Section 2.2 of the Bylaws “Chairman and Vice Chairman of the Board of Directors” to provide that the Board of Directors may appoint a Chairman and Vice Chairman of the Board, and determine their powers and duties in addition to those set forth in the Bylaws. This section also provides that if the Chairman of the Board is not an independent director, the Board will also appoint a Lead Independent Director and determine their powers and duties in addition to those set forth in the Bylaws;

•	amended Sections 2.4 and 2.5 of the Bylaws “Regular Meetings” and “Special Meetings” to clarify that meetings may be held at such paces, dates and times as determined by the Chairman of the Board of Directors, the Lead Independent Director, the Chief Executive Officer, the Secretary, or by a majority of the Board of Directors;

•	amended Section 2.8 of the Bylaws “Organization” to clarify that meetings of the Board may be presided over by the Chairman of the Board of Directors, the Lead Independent Director, the Chief Executive Officer, or such person as is chosen by the Board of Directors at the meeting;

•	amended Section 4.1 of the Bylaws to provide that if the Chairman of the Board is also an employee of Workday, the Chairman of the Board will also be an officer of Workday;

•	amended Section 4.2 of the Bylaws “Chief Executive Officer” to provide for a singular Chief Executive Officer (various conforming changes made throughout the Bylaws to reflect singular Chief Executive Officer) and to provide that the Chief Executive Officer may also sign share certificates;

•	amended Section 5.1 of the Bylaws “Certificates” to provide that the Chief Executive Officer may also sign share certificates.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of Workday, Inc. as adopted May 13, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2014	Workday, Inc.

/s/ Mark S. Peek
Mark S. Peek
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

3.1	Amended and Restated Bylaws of Workday, Inc. as adopted May 13, 2014